Exhibit 99.1

BITESQUAD.COM, LLC AND SUBSIDIARIES

Minneapolis, Minnesota

CONSOLIDATED FINANCIAL STATEMENTS

Including Independent Auditor’s Report

As of and for the Years Ended December 31, 2018 and 2017

BITESQUAD.COM, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

As of and for the Years Ended December 31, 2018 and 2017

Independent Auditor’s Report

Board of Directors

Bitesquad.com, LLC and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Bitesquad.com, LLC and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bitesquad.com, LLC and Subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 11 to the financial statements, on December 11, 2018, the Company entered into merger agreement, resulting in a change of control. The completion of this merger occurred on January 17, 2019. The financial statements are presented as of and for the year ended December 31, 2018, prior to the change in control.

/s/ RSM US LLP

Minneapolis, Minnesota

March 4, 2019

BITESQUAD.COM, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash	$ 17,087,619	$ 12,275,564
Settlements due from credit card processor	2,819,189	1,640,514
Accounts receivable	1,169,295	1,036,928
Inventory	858,009	625,671
Prepaid expenses and other current assets	533,369	211,800
Total current assets	22,467,481	15,790,477
OTHER ASSETS:
Other assets	165,876	147,723
Loans receivable, net	1,656,120	877,759
Property and equipment, less accumulated depreciation	908,248	939,427
Goodwill	37,131,145	29,264,690
Total other assets	39,861,389	31,229,599
TOTAL ASSETS	$ 62,328,870	$ 47,020,076
LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$ 6,201,287	$ 3,641,536
Accounts payable	807,334	370,983
Accrued payroll	3,792,147	1,884,539
Accrued sales taxes	1,110,735	859,758
Other accruals	3,256,671	1,326,273
Convertible notes, net	8,041,633	-
Current portion of notes payable, net	1,519,382	353,314
Total current liabilities	24,729,189	8,436,403
NONCURRENT LIABILITIES:
Notes payable, net	3,089,509	1,020,262
Contingent consideration	431,764	407,235
Total noncurrent liabilities	3,521,273	1,427,497
MEMBERS' EQUITY:
Total members' equity	34,078,408	37,156,176
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 62,328,870	$ 47,020,076

See accompanying Notes to Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2018	2017
Revenues	$ 83,369,446	$ 41,320,464

Operations and Support	57,297,569	29,838,590
Sales and Marketing	15,493,797	10,768,800
Research and Development	2,880,226	4,032,910
General and Administrative	12,247,535	9,495,994
Depreciation and Amortization	106,455	31,247
Related Party Expenses	415,671	450,697
Operating Expenses	88,441,253	54,618,238

Loss from operations	(5,071,807)	(13,297,774)

Net interest expense/(income)	616,708	(14,867)
Net non-operating income	(763,790)	(4,300)

Loss before provision for income taxes	(4,924,725)	(13,278,607)

Provision for income taxes	60,890	7,297

Net loss	(4,985,615)	(13,285,904)

Less: Net income attributable to noncontrolling interests	59,601	46,022

Net loss attributable to Bitesquad.com LLC	$ (5,045,216)	$ (13,331,926)

See accompanying Notes to Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

	Voting	Non-Voting		Common			Total	Non-	Total
	Common	Common	Preferred	Profit Interest	Incentive	Accumulated	Bitesquad	controlling	Members'
	Units	Units	Units	Units	Units	Deficit	Equity	Interests	Equity
December 31, 2016	$ 2,000,000	$ 14,521,765	$ 9,550,107	$ 385,192	$ -	$ (7,627,637)	$ 18,829,427	$(1,041,532)	$ 17,787,895
Acquisition of KASA Delivery LLC membership interests	-	-	-	-	-	(1,041,532)	(1,041,532)	1,041,532	-
Recapitalization of outstanding equity interests	5,311,957	-	(5,311,957)	(385,192)	385,192	-	-	-	-
Issuance of preferred units, less transaction expenses	-	-	20,561,201	-	-	-	20,561,201	-	20,561,201
Recognition of noncontrolling interest in KSM Real Estate LLC	-	-	-	-	-	-	-	113,375	113,375
Issuance of nonvoting common units	-	7,594,173	-	-	-	-	7,594,173	-	7,594,173
Redemption of nonvoting common units	-	(122,800)	-	-	-	(27,200)	(150,000)	-	(150,000)
Unit-based compensation expense	-	-	-	-	4,535,436	-	4,535,436	-	4,535,436
Net (loss) / income	-	-	-	-	-	(13,331,926)	(13,331,926)	46,022	(13,285,904)
December 31, 2017	$7,311,957	$ 21,993,138	$ 24,799,351	$ -	$ 4,920,628	$ (22,028,295)	$ 36,996,779	$ 159,397	$ 37,156,176
Issuance of nonvoting common units	-	1,323,111	-	-	-	-	1,323,111	-	1,323,111
Redemption of nonvoting common units	-	(366,680)	-	-	-	-	(366,680)	-	(366,680)
Members’ distributions	-	-	-	-	-	-	-	(77,000)	(77,000)
Unit-based compensation expense	-	-	-	-	1,028,416	-	1,028,416	-	1,028,416
Net (loss) / income	-	-	-	-	-	(5,045,216)	(5,045,216)	59,601	(4,985,615)
December 31, 2018	$7,311,957	$ 22,949,569	$ 24,799,351	$ -	$ 5,949,044	$ (27,073,511)	$ 33,936,410	$ 141,998	$ 34,078,408

See accompanying Notes to Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$ (4,985,615)	$ (13,285,904)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on sale of business	(765,690)	-
Depreciation and amortization expense	106,455	31,248
Unit-based compensation expense	1,028,416	4,535,436
Non-cash interest expense on convertible notes	540,078	-
Forgiveness of notes payable	(113,053)	-
Discount on notes payable	155,986	26,869
Discount on loans receivable	(24,855)	128,246
Contingent consideration	(261,939)	-
Changes in operating accounts, net of acquisitions and sale of business:
Settlements due from credit card processor	(1,205,789)	(1,093,729)
Accounts receivable	(140,346)	12,743
Inventory	(232,338)	(625,671)
Prepaid expenses and other current assets	(319,703)	(114,531)
Other assets	(18,153)	(69,717)
Restaurant food liability	2,605,068	2,009,877
Accounts payable	444,019	(164,754)
Accrued payroll	1,918,472	1,065,248
Accrued sales taxes	271,667	456,994
Other accruals	1,908,841	1,028,798
Net Cash Flows Provided by (Used in) Operating Activities	911,521	(6,058,847)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of business	500,000	-
Acquisitions	(2,339,895)	(3,205,845)
Net Cash Flows Used in Investing Activities	(1,839,895)	(3,205,845)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Convertible Preferred Units	7,523,777	-
Proceeds from issuance of Preferred Units	-	20,561,201
Payment on deferred financing costs	(100,000)	-
Proceeds received on notes receivable	28,852	-
Member's distribution	(77,000)	-
Redemption of nonvoting common units	(80,212)	(150,000)
Payments on notes payable	(1,133,321)	(435,255)
Advances on loans receivables	(421,667)	(527,504)
Net Cash Flows From Financing Activities	5,740,429	19,448,442
Net Change in Cash	4,812,055	10,183,750
Cash - Beginning of Year	12,275,564	2,091,814
Cash - End of Year	$ 17,087,619	$ 12,275,564

NONCASH INVESTING AND FINANCING ACTIVITIES
Fair value of common units issued for acquisitions	$ 1,323,111	$ 7,594,173
Noncontrolling interest in KSM Real Estate LLC	-	113,375
Seller-financed notes payable related to acquisitions	4,739,676	-
Seller-financed notes receivable related to sale of business	862,000	-

See accompanying Notes to Consolidated Financial Statements.

BITESQUAD.COM, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Nature of Operations.  Bitesquad.com, LLC (“Bitesquad”) is an on-demand restaurant delivery service that connects diners and restaurants via Bitesquad’s website and mobile application.  Diners enter their delivery address and Bitesquad displays the menus of nearby restaurant partners. Orders are placed by diners online at www.bitesquad.com or through the Bitesquad mobile application. Bitesquad charges restaurant partners a per order commission for generating the order and may also charge a delivery fee or certain other fees directly to the diner.  Bitesquad is headquartered in Minneapolis, Minnesota, and was formed on April 25, 2012 as a limited liability company in the state of Minnesota.  Bitesquad was formed to have a perpetual life and the members have limited liability for the obligations of the LLC.

Principles of Consolidation.  The accompanying consolidated financial statements include the accounts of Bite Squad and all its wholly-owned subsidiaries (collectively, the “Company”).  Significant intercompany accounts and transactions have been eliminated. Bite Squad consolidates variable interest entities (“VIEs”) where it has been determined that Bite Squad is the primary beneficiary of those entities' operations.

Effective January 5, 2017, Bite Squad’s Board of Governors exercised its option to acquire 100% ownership of KASA Delivery, LLC (“KASA”).  KASA provides order fulfillment, executive management, finance, information technology, accounting, back office, regulatory and other services to Bite Squad.  Bite Squad finances the operations of KASA.  KASA was formed on May 15, 2012 as a limited liability company in the state of Minnesota.  KASA was formed to have a perpetual life and the sole member has limited liability for the obligations of the LLC.  In prior years, Bite Squad consolidated KASA as a VIE because Bite Squad was the primary beneficiary of KASA’s operations.

KASA rents office space and parking from KSM Real Estate, LLC, an entity related through common ownership.  KASA’s personal property was provided as collateral in KSM Real Estate’s loan, and KASA agreed to an unconditional guarantee of the loan.  Because KASA is the primary source of rental income for KSM Real Estate, LLC, and has guaranteed payments of the loan, KASA has a variable interest in KSM Real Estate, LLC.  KASA is the primary beneficiary in KSM Real Estate, LLC due to common ownership.  KSM Real Estate, LLC is a VIE and is consolidated with Bite Squad in the accompanying consolidated financial statements. See Note 7 for further disclosures regarding KSM Real Estate, LLC.

Use of Estimates.  The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash.  The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.

Settlements due from Credit Card Processor.  Settlements due from credit card processor relate to customer credit card sale transactions that have occurred but have not yet been funded to the Company by the credit card processor as of year-end. The Company determined that no allowance for doubtful accounts is necessary as of December 31, 2018 and 2017, based on review of outstanding settlements due and historical experience. The Company incurs expenses for uncollected credit card settlements (“chargebacks”), when a diner’s card is authorized and processed but later is reversed when a card-holder disputes the transaction directly with their credit card provider.  Chargebacks are included in operating expenses and were $601,093 and $679,423 in 2018 and 2017, respectively.

Accounts Receivable.  The Company extends unsecured credit to corporate diners that the Company establishes on an individual basis.  Receivables are considered past due if any portion of the receivable balance is outstanding beyond agreed upon terms.  Accounts receivable are written off when deemed uncollectible.  The Company recorded an allowance for doubtful accounts of $7,178 as of December 31, 2018 for accounts deemed uncollectible. At December 31, 2017 the Company determined that no allowance for doubtful accounts was necessary. The Company does not accrue interest on accounts receivable.

Inventory.  The Company acquires uniforms, tablets, hot bags, and other delivery and advertising supplies which are capitalized and recorded as inventory and expensed as utilized.  The Company’s inventory is accounted for under the weighted-average cost method.  The cost of our inventory includes the amount we pay our suppliers to acquire inventory and freight costs incurred in connection with delivery of product to our warehouse or offices.

Property and equipment.  Property and equipment is primarily comprised of the office building and parking associated with KSM Real Estate LLC.  The property is depreciated using the straight-line method over the estimated useful life of 39 years.  Repair and maintenance costs are expensed as incurred.

Goodwill.  The Company performs impairment testing for goodwill annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.  As allowed, the Company makes an initial qualitative evaluation, based on the Company’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  The results of this qualitative evaluation determine whether it is necessary to perform the two-step impairment test.  The Company has one reporting unit and performed the qualitative evaluation and determined it was not necessary to perform the two-step impairment test.  There was no impairment expense recognized in the Company’s consolidated financial statements in 2018 or 2017.

Convertible Notes.  The Company accounts for convertible notes, net in accordance with ASC 470-20, Debt with Conversion and Other Options.  Convertible notes are classified as liabilities measured at amortized cost, net of debt discounts from the allocation of proceeds.  Interest expense is recognized using the effective interest method over the expected term of the debt instrument in accordance with ASC 835, Interest.

Advertising.  Advertising costs are charged to expense when incurred.  Advertising expense was $10,893,408 and $5,778,710 for the years ended 2018 and 2017, respectively.

Revenue Recognition.  The Company generates revenues when diners place orders on the website or mobile applications.  Restaurants pay a percentage commission on the food price of the orders processed via the Bitesquad platform for delivery or pick-up as well as a credit card processing fee, and a restaurant may also choose to contribute to the diner’s delivery fee. The Company also charges certain fees directly to the diner and may charge for beverages or utensils on catering orders. Revenues from diner orders are recognized when orders are delivered.

The Company processes and collects the entire amount (“gross merchandise value”) of the diner’s transaction on the platform, which includes food, beverages, catering supplies, delivery and other fees, sales tax, and gratuities.  Gross merchandise value in 2018 and 2017 was $254,979,204 and $133,467,784, respectively.

Revenues are reported net of any diner promotions, refunds to diners, the balance due to the restaurant, gratuities due to employees, and sales tax.  Costs incurred to process transactions and provide delivery services are included in operating expenses in the consolidated statements of operations.

The Company sells gift cards on the platform and recognizes revenue upon gift card redemption.  Gift cards that have not been utilized are recorded on the consolidated balance sheet in other accruals.

Restaurant Food Liability.  Bitesquad records an amount representing the restaurant food liability for the net balance due to the restaurant after deducting the commissions and other fees charged to the restaurant.  Bitesquad remits payments to the restaurants twice a month.

Income Taxes.  Bitesquad and KASA are treated as limited liability companies (LLCs) for federal and state income tax purposes.  As such, the income, losses, and credits are included in the income tax returns of its members.  In 2017, KASA Delivery Corporation was formed as a corporation in Minnesota and is a wholly-owned subsidiary of Bitesquad.  KASA Delivery Corporation is treated as a taxable entity.  KASA Delivery Corporation provides services to Bitesquad under a management services agreement.  The taxable income generated in 2018 and 2017 resulted in current income tax expense and liabilities of $60,890 and $7,297, respectively, with no deferred tax impact.

The Company is not currently under examination in any taxing jurisdiction.  In the event of any future tax assessments, the Company has elected to record the income taxes and related interest and penalties as income tax expense in the Company’s consolidated statement of operations.

Recent Accounting Pronouncements.

In June 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2018-07, Compensation – Stock Compensation (Topic 718). The ASU is intended to simplify the accounting for stock-based payments to non-employees by aligning it with the accounting for stock-based payments to employees, with certain exceptions. The new standard is effective for the Company in fiscal year 2020. The Company is evaluating the effect of the new standard on the consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.  The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.  Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary.  The new standard is effective for the Company in fiscal year 2022, and early adoption is permitted.  The Company is evaluating the effect of the new standard on the consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.  ASU No. 2016-15 adds or clarifies guidance on the classification of certain cash receipts and payments in the statement of cash flows with the intent of reducing diversity in practice related to eight types of cash flows including contingent consideration payments made after a business combination.  The new standard is effective for the Company in fiscal year 2019.  The Company is evaluating the effect of the new standard on the consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.  The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements.  The ASU allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur.  The new standard is effective for the Company in fiscal year 2018.  The Company elected to account for forfeitures as they occur, and the adoption did not have a material impact upon the consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases.  The new standard requires lessees to record assets and liabilities on the balance sheet for all leases with terms longer than 12 months. The new standard is effective for the Company in fiscal year 2020.  Upon adoption, the lessee will apply the new standard retrospectively to all periods or retrospectively using a cumulative effect adjustment in the year of adoption.  The Company is evaluating the effect that ASU No. 2016-02 will have on the consolidated financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers.  ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services.   The new standard is effective for the Company in fiscal year 2019 and permits the use of either a retrospective or a cumulative effect transition method. The Company is evaluating the adoption method and the effect of the new standard on the Company's disclosures.  The adoption is not expected to have a material impact on the Company's consolidated financial position, results of operations, and cash flows or its business processes, systems, and controls.

Note 2 – Acquisitions

The Company accounts for business acquisitions under the acquisition method of accounting.  The total cost of business acquisitions is determined based on the fair value of the consideration transferred to the seller to acquire control, while the cost allocated to the underlying net assets acquired is based on their respective estimated fair values.  The excess of the consideration transferred over the estimated fair values of the net assets acquired is recorded as goodwill.  The operating results of the acquisitions are included in the accompanying statements of operations from the date of acquisition forward.

In 2018, the Company acquired certain assets and liabilities of the companies in the table below.  Consideration for the acquisitions included 65,761 Non-Voting Common Units, valued using an option pricing model based on the terms of the Company’s issuance of Preferred Units in 2017.  The goodwill recorded represents the opportunity to expand restaurant delivery services and enhance the breadth and depth of the Company’s restaurant networks.  The Company expects $8,016,455 of goodwill added in 2018 to be tax deductible; however, the tax treatment is ultimately dependent on members’ individual tax returns.  The Company incurred $15,703 of transaction expenses recorded in the Company’s consolidated statement of operations.

Acquisition dates and purchase consideration allocated to assets acquired based on acquisition-date fair value were as follows:

Date	Assets Acquired	Goodwill	FV of Units Issued	Notes Payable (net of discount)	Gift Card Liability	Net Cash Paid
March 14, 2018	City Spree	$ 881,095	$ 259,045	$ 370,726	$ 1,577	$ 249,747
March 30. 2018	Chow Cab	3,724,075	733,857	1,990,219	9,434	990,565
April 20, 2018	Boone Takeout	702,828	81,909	520,919	2,918	97,082
June 5, 2018	Arrowhead Delivery	1,152,585	98,870	723,715	6,650	323,350
Various	Various	1,555,872	149,430	718,918	8,373	679,151
	Total	$ 8,016,455	$ 1,323,111	$ 4,324,497	$ 28,952	$ 2,339,895

In 2017, the Company acquired certain assets of the companies in the table below.  Consideration for the acquisitions included 377,444 Non-Voting Common Units, valued using an option pricing model based on the terms of the Company’s issuance of Preferred Units in 2017.  The goodwill recorded represents the opportunity to expand restaurant delivery services and enhance the breadth and depth of the Company’s restaurant networks. The Company incurred $114,607 of transaction expenses recorded in the Company’s consolidated statement of operations.

Acquisition dates and purchase consideration allocated to assets acquired based on acquisition-date fair value were as follows:

Date	Assets Acquired	Goodwill	FV of Units Issued	Net Cash Paid
March 21, 2017	Chef Shuttle	$2,915,590	$915,923	$1,999,667
March 30, 2017	Foodify	1,174,885	1,107,666	67,219
May 1, 2017	Columbia Carry-out & 864togo	1,381,924	1,205,570	176,354
June 22, 2017	Foodie Call, Inc.	990,652	785,042	205,610
August 15, 2017	Aloha 2 Go	2,492,319	2,092,319	400,000
Various	Various	1,844,648	1,487,653	356,995
	Total	$10,800,018	$7,594,173	$3,205,845

Note 3 – Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2018 and 2017 were as follows:

	Goodwill	Accumulated Impairment Losses	Net Book Value
Balance as of December 31, 2016	$18,464,672	$ -	$18,464,672
Acquisitions	10,800,018	-	10,800,018
Balance as of December 31, 2017	29,264,690	-	29,264,690
Acquisitions	8,016,455	-	8,016,455
Sale of business	(150,000)	-	(150,000)
Balance as of December 31, 2018	$37,131,145	$ -	$37,131,145

On July 31, 2018, the Company closed the sale of substantially all assets of certain catering-only businesses that were originally purchased from Make the Delivery, LLC (d/b/a Zipdish.com).  The assets were sold to a shareholder in the affiliates of Make the Delivery, LLC, and the Company was required to provide transition services for 90 days after closing.  The Company sold the assets for total consideration of $1,362,000, with $500,000 in cash, received in October 2018, and the remainder through a promissory note.  The promissory note of $862,000 requires monthly payments starting 90 days after closing, with payments due at the greater of $5,000 or 3% of monthly gross receipts of the businesses.  The Company discounted the promissory note using 5% interest rate, recording an initial discount of $446,310.  The Company recorded a gain on the sale of $765,690, recorded in net non-operating income in the consolidated statement of operations, and derecognized $150,000 of goodwill.

Note 4 - Related Party Transactions

In 2018 and 2017, the Company paid the following to related parties through common ownership. These expenses are recorded in related party expenses in the consolidated statement of operations:

•	KSM Holdings, LLC - $210,000 and $220,104 in 2018 and 2017, respectively for management consulting services.

•	KASA Stores, LLC - $2,327 and $30,917 in 2018 and 2017, respectively, for telephone and internet, advertising, tablets, office supplies, travel, and management consulting services.

•	Auto Direct Midwest, LLC - $33,333 and $2,200 in 2018 and 2017, respectively, for management consulting services and leased property.

•	ADM Management, Inc. - $83,333 and $193,476 in 2018 and 2017, respectively, for management consulting services.

•	ADM Management, LLC - $86,677 and $0 in 2018 and 2017, respectively, for management consulting services.

In 2018 and 2017, respectively, the Company loaned $421,667 and $527,504 to certain former owners of Restaurant Delivery Developers, LLC, in secured, interest-free loans that were part of the former owners’ employment agreements.  In 2017, the Company forgave $120,000 of the loans related to an amendment to the employment agreements, recorded in operating expenses in the consolidated statement of operations.  Cumulative total loans as of December 31, 2018 and 2017 were $1,360,004 and $938,338, respectively, which are shown on the consolidated balance sheet net of discount of $44,455 and $60,579, respectively.

Note 5 – Commitments and Contingencies

Office Lease Commitments

The Company leases office space throughout the United States from unrelated parties, except for the lease with KSM Real Estate LLC described in Note 7.  Lease agreements expire at various dates through 2021.  Most lease agreements require the Company to pay operating costs, real estate taxes, and management fees.  Rent expense is recognized on a straight-line basis over the term of the lease agreement.  A deferred rent asset or liability is recognized to the extent straight-line rents differ from base rent payments made under the term of the agreement.  Rent expense was $1,162,883 and $803,357 for 2018 and 2017, respectively.

Approximate future minimum rental commitments (excluding operating costs) are as follows for the year ending December 31:

2019	$500,000
2020	200,000
2021	51,000
Total	$751,000

Vehicle Lease Commitments

The Company leases vehicles that expire at various dates through 2020.  The lease agreements require the Company to pay operating costs on the vehicles.  Vehicle rent expense was $902,127 and $1,053,054 for 2018 and 2017, respectively.

Approximate future rental commitments for vehicles (excluding operating costs) are as follows for the years ending December 31:

2019	$551,000
2020	131,000
Total	$682,000

Legal

From time to time, the Company is involved in various legal proceedings arising from the normal course of business activities, including labor and employment claims.  The Company records an accrual based on the reasonably estimable loss or range of loss.  When no point of loss is more likely than another, we record the lowest amount in the estimated range of loss, and if material, disclose the estimated range of loss.  The Company does not believe these claims will have a material impact on the consolidated financial statements.

Note 6 – Convertible Notes, Net

In 2018, the Company issued a series of convertible promissory notes (“the notes”) to various investors up to $10 million, with $5,900,000 loaned on September 19, $123,777 on November 13, and $1,500,000 on November 15.  The notes are subordinate to the Preferred Unit holders’ liquidation preference.  The terms of the notes do not require payment unless and until a liquidation event occurs.  Upon a liquidation event, if the total proceeds from the liquidation event are insufficient to cover the liquidation preference in effect at the time, the principal balance converts to Common Units at $44.14 per unit.  If the total proceeds from the liquidation event are sufficient to ensure payment of the liquidation preference in effect at the time, and the liquidation event occurs on or prior to January 31, 2019, the Company will pay 110% of the principal amount of the notes.

If the total proceeds from the liquidation event are sufficient to ensure payment of the liquidation preference, and the liquidation event occurs after January 31, 2019, the Company will pay the greater of: (1) a specified payment based on the anniversary date from the liquidation event date, ranging from 150% to 250% of the principal amount, or (2) the amount the noteholder would have received if the principal balance was converted into Common Units immediately prior to the liquidation event.

The Company determined the conversion and term-extending embedded features within the convertible promissory notes do not represent embedded derivatives in accordance with ASC 815, Derivatives.  The Company recorded the notes loaned on September 19, 2018, November 13, 2018, and November 15, 2018, at the cash proceeds received and recorded interest expense and accreted the notes to reach the payout of 110% of the principal value, $8,276,155, at January 31, 2019. The notes are recorded net of deferred debt issuance costs of $100,000 and the debt issuance costs are amortized over the expected life of the notes.  Because of the merger agreement described in Note 11, the Company expected the notes to be redeemed on or prior to January 31, 2019 and recorded the notes in current liabilities on the consolidated balance sheet. On January 18, 2019, as part of the agreement, the Company paid out a total of $8,276,155 to redeem the notes.

Note 7 – Notes Payables

During the year ended December 31, 2018, the Company issued $4,739,676 of non-interest bearing promissory notes in conjunction with the 2018 acquisitions discussed within Note 2.  During the year ended December 31, 2018, portions of two loans, totaling $113,053, were forgiven by the sellers in lieu of making cash payments to the Company related to transition service agreements.  A total of 13 notes were issued in 2018 with monthly payments ranging between $1,751 to $45,833 per month.  The Company imputed discounts of $415,179 on the notes payable at 5.0 percent. The payment schedule for the notes differs for each acquisition with maturities ranging from 2018 to 2022.

Imputed interest expense related to the discounts on notes payable was $155,986 and $26,868 for the twelve months ended December 31, 2018 and 2017, respectively.

KASA rents office space and parking from KSM Real Estate, LLC, an entity related through common ownership. The lease had a one-year term starting January 1, 2017, with annual base rent of $189,000.  The lease includes three options to renew the lease for a period of five years, with the first extension commencing January 1, 2018.  Rent expense was $189,000 and $168,000 in 2018 and 2017, respectively.

KASA’s personal property and the building were provided as collateral in KSM Real Estate LLC’s loan, and KASA agreed to an unconditional guarantee of the loan.  The property’s loan matures June 24, 2038 and has a 5.45% interest rate.  The remaining principal balances of $786,426 and $810,574 at December 31, 2018 and December 31, 2017, respectively, were offset by deferred financing cost balances of $23,415 and $24,619 at December 31, 2018 and December 31, 2017, respectively.

Maturities on notes payables are as follows:

	Notes Payable	Mortgage Payable	Total
2019	$1,630,871	$25,497	$1,656,368
2020	1,242,755	26,922	1,269,677
2021	978,096	28,427	1,006,523
2022	276,240	30,015	306,255
2023	-	31,692	31,692
Thereafter	-	643,873	643,873
Total Maturities	$4,127,962	$786,426	$4,914,388
Less: debt discounts	(282,082)	(23,415)	(305,498)
Total	$3,845,880	$763,011	$4,608,891

Note 8 - Income Taxes

Bite Squad and KASA are treated as limited liability companies (LLCs) for federal and state income tax purposes.  As such, the income, losses, and credits are included in the income tax returns of its members.  In 2017, KASA Delivery Corporation was formed as a corporation in Minnesota and is a wholly-owned subsidiary of Bite Squad.  KASA Delivery Corporation is treated as a taxable entity.  KASA Delivery Corporation provides services to Bite Squad under a management services agreement.  The Company recorded income tax expense of $60,890 and $7,297 for the years ended December 31, 2018 and 2017, respectively. No deferred tax impact was recorded related to income tax expense.

The Company is not currently under examination in any taxing jurisdiction.  In the event of any future tax assessments, the Company has elected to record the income taxes and related interest and penalties as income tax expense in the Company’s consolidated statement of operations.

Note 9 – Members’ Equity

On January 6, 2017, Bite Squad recapitalized the outstanding equity interests and amended its operating agreement.  Existing membership units were initially exchanged for new classes of units.  The amended operating agreement established four classes of membership units: Voting Common Units, Non-Voting Common Units, Preferred Units, and Incentive Units.  All units are generally restricted in their transferability.

Voting Common Units.  Holders of Voting Common Units have one vote per unit, except for the two founders’ Voting Common Units, each of which is entitled 10 votes per unit.

The 2,000,000 Founding Common Units outstanding as of December 31, 2016 were exchanged for 399,858 Preferred Units and 1,600,142 Voting Common Units.   There were 1,998,570 authorized and issued Voting Common Units as of December 31, 2018 and December 31, 2017.

Non-Voting Common Units.  Holders of Non-Voting Common Units have no voting rights. The 1,182,554 Non-Voting Common Units outstanding as of December 31, 2016 were exchanged for the same amount of Non-Voting Common Units under the amended operating agreement.

During the twelve months ended December 31, 2018, the Company issued 65,761 Non-Voting Common Units as acquisition consideration (Note 2), and all these units are outstanding as of December 31, 2018. There were 1,598,601 and 1,549,998 outstanding Non-Voting Common Units as of December 31, 2018 and 2017, respectively. On November 1, 2018 and December 3, 2018, the Company redeemed a total of 2,920 units, in exchange for cash of $80,212, held by certain former owners of Restaurant Delivery Developers, LLC, as part of the former owners’ employment agreements. In December 2018, the Company also received 14,238 units back from Foodie Call, Inc., a 2017 acquisition, due to certain revenue levels not being maintained.

Preferred Units.  Holders of Preferred Units have one vote on an as-converted basis (the number of Common Units into which Preferred Units could be converted).  All Preferred Units will automatically be converted into Common Units upon a public offering or in the event the Company is taxed as a corporation for U.S. federal tax purposes.  Investor members, as defined in the operating agreement, may redeem their units for cash at any time on or after the six-year anniversary of the amended operating agreement.

The 687,956 Convertible Preferred Units outstanding as of December 31, 2016 were exchanged for 289,528 Preferred Units and 398,428 Voting Common Units.  After the recapitalization, holders of the Preferred Units sold 325,384 Preferred Units for $8,938,799 and the Company sold 766,650 Preferred Units for $21,061,201 during 2017.  Transaction expenses of $500,000 were recorded as a reduction of the proceeds, and the Company received the remaining $20,561,201 of net proceeds. At December 31, 2018 and December 31, 2017, 1,456,036 Preferred Units were outstanding.

Incentive Units.  The Incentive Units consist of Series B Incentive Units and Special Incentive Units.  The 182,924 Common Profit Interest Units outstanding as of December 31, 2016 were exchanged for the same amount of Series B Incentive Units, and this amount remained outstanding as of December 31, 2017.  In 2018, 17,514 units were forfeited, and 165,410 units remain outstanding as of December 31, 2018.  During the years ended December 31, 2018 and 2017, the Company recognized compensation costs of $331,139 and $2,611,736, respectively, based on each unit agreement’s required service period and performance condition.  As of December 31, 2018, there was no unrecognized compensation expense.

The Company authorized and issued 441,309 Special Incentive Units to the founders of Bite Squad.  At their discretion, the founders can issue the units to members of management.  The founders issued 189,452 Special Incentive Units as of December 31, 2017. An additional 22,930 Special Incentive Units were issued in 2018, and 17,142 units were forfeited.  Incentive Units have no voting rights, except for the two founders’ Special Incentive Units, each of which is entitled 10 votes per unit.  Compensation costs during the years ended December 31, 2018 and 2017 were $697,277 and $1,923,700, respectively. As of December 31, 2018, there was $1,285,273 of total unrecognized compensation expense, which is expected to be recognized over a weighted average period of 1.77 years.

The Special Incentive Units’ vesting accelerates on a liquidation event, including the agreement described in Note 11, and the Company anticipates the incentive unit compensation to be paid out six months after the closing date.

Note 10 – Fair Value Measurements

Fair value measurements are reported in one of three levels based on the lowest level of significant input used: Level 1 (unadjusted quoted prices in active markets); Level 2 (observable market inputs, other than quoted prices included in Level 1); and Level 3 (unobservable inputs that cannot be corroborated by observable market data).

The Company’s contingent consideration (Level 3) is measured at fair value on a recurring basis and represents the estimated value (using a probability-weighted approach) of future payments to be made to previous owners of an acquired business (see Note 2).

The Company has recorded a contingent consideration liability related to the Takeout Taxi acquisition, due to the previous owners of the acquired business, if certain defined targets are achieved in a liquidity event. As of December 31, 2018, the Company recorded the contingent consideration liability equal to the final amount agreed to with Takeout Taxi.  The changes in the Company’s contingent consideration liability were as follows:

Balance as of December 31, 2016	$407,235
Amounts recorded related to new acquisitions	-
Net fair value adjustments	-
Settlements of contingent consideration liabilities	-
Balance as of December 31, 2017	$407,235
Amounts recorded related to new acquisitions	-
Net fair value adjustments	24,529
Settlements of contingent consideration liabilities	-
Balance as of December 31, 2018	$431,764

Note 11 – Subsequent Events

On December 11, 2018, the Company entered into a merger agreement (the “Merger”) with Waitr Holdings Inc. (“Waitr”) and Wingtip Merger Sub, Inc., a wholly-owned subsidiary of Waitr Holdings Inc.  On completion of the Merger on January 17, 2019, Wingtip Merger Sub, Inc. merged with and into the Company, with the Company surviving as a wholly-owned, indirect subsidiary of Waitr.  The aggregate consideration for the business combination consisted of (1) $192.9 million cash, and (2) 10.6 million shares of Waitr Holdings Inc. common stock, subject to final closing balance sheet adjustments.  As part of the closing of the merger, the KSM Real Estate loan was paid in full, removing KASA’s unconditional guarantee of the loan.

Management has evaluated subsequent events occurring through March 4, 2019, the date the consolidated financial statements were available to be issued, for events requiring recording or disclosure in the Company’s consolidated financial statements.